EXHIBIT 99.1

Consolidated Financial Statements and Report of

Independent Certified Public Accountants

Fluid Routing Solutions, Inc. and Subsidiary

Report of Independent Certified Public Accountants

Shareholder

Fluid Routing Solutions, Inc.

We have audited the accompanying consolidated balance sheet of Fluid Routing Solutions, Inc. (a Delaware corporation) and Subsidiary, (the “Company”) as of March 31, 2011, and the related consolidated statements of operations, shareholder’s equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fluid Routing Solutions, Inc. and Subsidiary as of March 31, 2011, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Southfield, Michigan

May 23, 2011

Fluid Routing Solutions, Inc. and Subsidiary

Consolidated Balance Sheets

	December 31,	March 31,
	2011	2011
	(unaudited)
ASSETS

Current assets
Cash and cash equivalents	$349,527	$937,186
Accounts receivable, less allowance of $192,834 and $215,393, respectively	22,090,663	23,947,485
Other receivables	20,675	231,897
Inventories, net:
Raw materials	9,297,014	7,861,101
Work-in-process	2,591,106	2,264,821
Finished goods	2,334,691	1,759,229

	14,222,811	11,885,151
Reserve for obsolescence	(2,548,774)	(2,012,280)
Provision for LIFO method of valuation	672,301	660,528

	12,346,338	10,533,399
Deferred tax assets	2,246,414	2,133,621
Prepaid expenses	1,282,957	1,588,140
Other current assets	854,238	697,427

Total current assets	39,190,812	40,069,155

Property, plant and equipment, net:
Land	2,763,000	2,763,000
Buildings and improvements	4,202,581	3,919,295
Machinery and equipment	22,440,186	21,690,845
Computer software and equipment	2,430,972	2,516,260
Tooling equipment	336,500	336,500
Furniture and fixtures	114,074	99,850

	32,287,313	31,325,750
Accumulated depreciation and amortization	(10,766,136)	(7,580,086)

	21,521,177	23,745,664

Other long-term assets	1,610,616	863,526

Total Assets	$62,322,605	$64,678,345

The accompanying notes are an integral part of these financial statements.

Fluid Routing Solutions, Inc. and Subsidiary

Consolidated Balance Sheets

	December 31, 2011	March 31, 2011
	(unaudited)
LIABILITIES AND SHAREHOLDER’S EQUITY

Liabilities
Current liabilities
Accounts payable	$16,182,125	$15,027,595
Current maturities of long-term debt	6,078,571	3,034,506
Accrued compensation and other employee benefits	3,448,560	4,655,844
Accrued interest	50,173	48,320
Accrued liabilities	6,293,637	5,867,109
Income taxes payable	5,089,748	3,782,206

Total current liabilities	37,142,814	32,415,580

Non-current liabilities	813,695	986,130

Long-term debt, net of current maturities	12,724,443	10,021,756

Deferred tax liability	8,859,079	9,976,574

Total liabilities	59,540,031	53,400,040

Shareholder’s Equity
Common stock, $0.001 par value, 1,000 shares authorized, issued and outstanding	1	1
Additional paid-in capital	1,758,398	1,672,265
Accumulated other comprehensive income (loss)	(45,358)	3,711
Retained earnings	1,069,533	9,602,328

Total shareholder’s equity	2,782,574	11,278,305

Total Liabilities and Shareholder’s Equity	$62,322,605	$64,678,345

The accompanying notes are an integral part of these financial statements.

Fluid Routing Solutions, Inc. and Subsidiary

Consolidated Statements of Operations

	Nine Month	Nine Month
	Period	Period	Year
	Ended	Ended	Ended
	December 31,	December 31,	March 31,
	2011	2010	2011
	(unaudited)	(unaudited)
Net sales	$138,180,252	$132,064,429	$179,383,233

Cost of products sold	113,705,525	114,299,849	153,471,708

Gross profit	24,474,727	17,764,580	25,911,525

Selling, general and administrative	6,482,064	6,260,078	11,795,991
Other charges	1,465,499	1,679,318	4,686,984

Income from operations	16,527,164	9,825,184	9,428,550

Other expenses:
Interest expense – net	521,972	574,231	831,038
Other expenses	899,360	1,033,618	981,091

Total other expenses	1,421,332	1,607,849	1,812,129

Income before income taxes	15,105,832	8,217,335	7,616,421

Income tax provision	3,638,627	3,147,239	2,891,127

Net income	$11,467,205	$5,070,096	$4,725,294

The accompanying notes are an integral part of these financial statements.

Fluid Routing Solutions, Inc. and Subsidiary

Consolidated Statement of Shareholder’s Equity

For the Year Ended March 31, 2011 and Nine Month Period

Ended December 31, 2011(unaudited)

			Accumulated
		Additional	Other		Total
	Common	Paid-In	Comprehensive	Retained	Shareholder’s
	Stock	Capital	Income (Loss)	Earnings	Equity
Balance at March 31, 2010	$1	$1,557,421	$(14,194)	$20,596,905	$22,140,133

Dividends	—	—	—	(15,719,871)	(15,719,871)

Net income	—	—	—	4,725,294	4,725,294

Currency translation adjustment	—	—	17,905	—	17,905

Comprehensive income					4,743,199

Stock-based compensation expense	—	114,844	—	—	114,844

Balance at March 31, 2011	$1	$1,672,265	$3,711	$9,602,328	$11,278,305

Dividends	—	—	—	(20,000,000)	(20,000,000)

Net income	—	—	—	11,467,205	11,467,205

Currency translation adjustment	—	—	(49,069)	—	(49,069)

Comprehensive income					11,418,136

Stock-based compensation expense	—	86,133	—	—	86,133

Balance at December 31, 2011	$1	$1,758,398	$(45,358)	$1,069,533	$2,782,574

The accompanying notes are an integral part of these financial statements.

Fluid Routing Solutions, Inc. and Subsidiary

Consolidated Statements of Cash Flows

	Nine Month Period Ended December 31, 2011	Nine Month Period Ended December 31, 2010	Year Ended March 31, 2011
	(unaudited)	(unaudited)
Cash Flows From Operating Activities
Net income	$11,467,205	$5,070,096	$4,725,294
Adjustments to reconcile net income to net cash provided by operating activities
Deferred income taxes	(1,230,288)	—	(1,398,133)
Depreciation and amortization	3,186,050	3,030,001	4,160,938
Interest paid-in-kind	1,853	22,251	—
Stock-based compensation	86,133	86,134	114,844
Change in assets and liabilities:
Accounts receivable	1,856,822	2,895,298	(2,830,926)
Inventories	(1,812,939)	(58,936)	(36,334)
Prepaid expenses	305,183	(321,864)	(1,028,853)
Other current assets	(156,811)	94,621	(78,096)
Other receivables	211,222	643,034	487,764
Other long-term assets	21,537	(555,569)	(182,967)
Accounts payable	1,154,530	(1,233,614)	2,248,441
Accrued expenses	(780,756)	1,948,976	2,095,970
Income taxes payable	1,307,542	134,909	1,622,376
Non-current liabilities	(172,435)	(115,131)	(303,475)

Net cash provided by operating activities	15,444,848	11,640,206	9,596,843

Cash Flows From Investing Activities
Capital expenditures	(961,563)	(387,787)	(1,869,547)

Net cash used in investing activities	(961,563)	(387,787)	(1,869,547)

Cash Flows From Financing Activities
Net proceeds from lines of credit	5,369,884	6,627,635	10,521,101
Repayments (borrowings) on long-term debt	376,868	(157,692)	(80,625)
Financing costs	(768,627)	(727,907)	(722,164)
Repayments of related party note payable	—	(13,610,583)	(13,610,583)
Dividends	(20,000,000)	(15,719,871)	(15,719,871)

Net cash used in financing activities	(15,021,875)	(23,588,419)	(19,612,142)
Effect of exchange rate changes in cash	(49,069)	973	17,905

Net change in cash and cash equivalents	(587,659)	(12,335,026)	(11,866,941)
Cash and cash equivalents at beginning of period	937,186	12,804,127	12,804,127

Cash and cash equivalents at end of period	$349,527	$469,100	$937,186

The accompanying notes are an integral part of these financial statements.

Fluid Routing Solutions, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Nine Month Periods Ended December 31, 2011 and 2010 (unaudited) and

Year Ended March 31, 2011

Note A – Organization

FRS Holding Corp. (the “Company”) was formed on February 2, 2009 as a Delaware corporation. The Company was formed to acquire the fuel systems and hose extrusion operations of Carolina Fluid Intermediate Holding Corp. that had filed for voluntary protection under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware due to liquidity constraints primarily caused by a severe contraction in automotive industry volumes. The Company bid for the fuel and hose extrusion assets under Section 363 of the U.S. Bankruptcy Code, won the auction, and the Bankruptcy Court approved the sale on March 24, 2009. FRS Holding Corp. changed its name to Fluid Routing Solutions, Inc. (“FRS”) on March 30, 2010.

The Company was funded from the capital contributions of Fluid Routing Solutions Intermediate Holding Corp. The Company recorded the common stock at par value and recognized the amount paid over par value as additional paid-in capital on the Company’s consolidated balance sheet.

FRS is a designer and manufacturer of innovative, highly-engineered fuel management systems and hose extrusion products for major original equipment manufacturers (“OEMs”) in the automotive industry. Fuel management products primarily are fuel filler assemblies. Hose extrusion products include several forms of manufactured hose including bulk hose, formed hose and radiator hose. The Company has a well-established supplier base predominately based in North America and sells to automotive manufacturers primarily in North America. The Company’s primary end customers include Toyota, General Motors, Ford and Chrysler. The Company has five production facilities located in Florida, Michigan, Ohio, Tennessee, and a corporate headquarters located in Southfield, Michigan.

On December 11, 2009, FRS completed the acquisition of Europower Inc. (“Europower”), a North American manufacturer and distributor of hydraulic hose, fittings and accessories for industrial markets. Europower offers a full-line of thermoplastic and rubber hoses along with both metric and imperial fittings for applications in the agriculture, construction, marine, materials handling, mining, manufacturing equipment, beverage and chemical industries.

Note B—Summary of Significant Accounting Policies

The following is a summary of significant accounting policies applied in the preparation of these financial statements.

Principles of Consolidation

The Company is a wholly-owned subsidiary of Fluid Routing Solutions Intermediate Holding Corp. Fluid Routing Solutions Intermediate Holding Corp. is the wholly-owned subsidiary of Fluid Routing Solutions Holding Corp. (“Holding”). Holding is a wholly-owned subsidiary of FRS Group, LP (the “Parent”). These consolidated financial statements include the Company and its wholly-owned subsidiary, EP Cleveland Holdings, Inc. EP Cleveland Holdings, Inc. has two wholly-owned subsidiaries, EP Cleveland, Inc. and EP Realty Holdings, Inc. EP Cleveland, Inc. has a wholly-owned subsidiary, Europower CR s.r.o. Significant intercompany accounts and transactions have been eliminated in consolidation.

Fluid Routing Solutions, Inc. and Subsidiary

Notes to Consolidated Financial Statements — Continued

Nine Month Periods Ended December 31, 2011 and 2010 (unaudited) and

Year Ended March 31, 2011

Note B – Summary of Significant Accounting Policies (Continued)

Unaudited Interim Financial Information

The accompanying consolidated balance sheet as of December 31, 2011, consolidated statements of operations and cash flows for the nine month periods ended December 31, 2011 and 2010, consolidated statement of shareholder’s equity for the nine month period ended December 31, 2011 and the related interim information contained in the notes to the consolidated financial statements are unaudited. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, the unaudited interim financial statements include all adjustments necessary for the fair statement of the Company’s financial position as of December 31, 2011 and its results of operations and cash flows for the nine month periods ended December 31, 2011 and 2010. The results for the nine month period ended December 31, 2011 are not necessarily indicative of the results to be expected for the year ending March 31, 2012.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents are comprised of cash and short-term investments with original maturity dates of less than ninety days from the date of purchase. The Company maintains its cash accounts in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not incurred any losses in connection with these deposits.

Accounts Receivable and Revenue Recognition

Sales are primarily to automotive OEMs in the United States. Revenues are generally recognized when products are shipped or upon acceptance by the customer, the title and risk of loss have passed to the customer, the sales price is fixed and determinable, and collectability is reasonably assured.

Accounts receivable are stated at amounts estimated by management to be the net realizable value. The Company reserves for doubtful accounts based upon past history or known billing disputes. The Company reviews all accounts receivable balances in determining its reserve estimate. The Company charges off accounts receivable when it becomes apparent that amounts will not be collected. The Company generally does not require collateral for its accounts receivable.

Fluid Routing Solutions, Inc. and Subsidiary

Notes to Consolidated Financial Statements — Continued

Nine Month Periods Ended December 31, 2011 and 2010 (unaudited) and

Year Ended March 31, 2011

Note B – Summary of Significant Accounting Policies (Continued)

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. Concentrations of credit risk with respect to trade receivables are limited as a large number of geographically diverse customers make up the Company’s customer base, thus spreading the credit risk. The Company evaluates the creditworthiness of its customers and maintains an allowance for doubtful accounts. Sales to three customers accounted for 21%, 20%, and 14% of the Company’s revenue as of the nine months ended December 31, 2011, and 20%, 21%, and 11% of the Company’s accounts receivable as of December 31, 2011. Sales to three customers accounted for 21%, 18%, and 18% of the Company’s revenue for the nine months ended December 31, 2010 and 25%, 20%, and 10% of the Company’s accounts receivable as of December 31, 2010. Sales to the three customers accounted for 21%, 19%, and 17% of the Company’s revenue for the year ended March 31, 2011, and 17%, 17%, and 6% of the Company’s accounts receivable as of March 31, 2011.

Inventories

FRS values inventories at the lower of cost or market, generally determined under the last-in, first-out (“LIFO”) method, while Europower carries inventories at the lower of cost or market using the first-in, first-out (FIFO) method. Approximately 70% and 75% of the Company’s inventories were valued using the LIFO method as of December 31, 2011 and March 31, 2011, respectively. If the FIFO method had been used by FRS instead of the LIFO method, total inventory as of December 31, 2011 and March 31, 2011 would have been lower by approximately $672,301and $660,528, respectively. Inventory costs include expenditures and other charges (including depreciation) directly and indirectly incurred in bringing the inventory to its existing condition and location. Selling expenses and general and administrative expenses are reported as period costs and excluded from inventory cost.

Customer – Owned Tooling

The Company has contracts with certain customers to design and build prototype and permanent tooling to be used in the Company’s customer production process. All pre-production costs incurred for products supplied under long-term supply agreements are to be expensed as incurred unless the reimbursement of the costs is contractually guaranteed by the customer. The costs to build the tooling along with the amounts billed under the customer tooling jobs are recorded net and are included in other current assets on the Company’s consolidated balance sheet. Once the tooling projects are completed, customers are final billed under the terms of their contracts and any gain is recognized by the Company. The Company provides for any losses on uncompleted tooling projects at the time the estimated costs will exceed customer reimbursement.

Share-based Compensation

Share-based compensation cost for stock options is estimated at the grant date based on each option’s fair value as calculated by the Black-Scholes model. The Black-Scholes option-pricing model incorporates various assumptions including expected volatility, expected life, dividend yield and interest rates.

Fluid Routing Solutions, Inc. and Subsidiary

Notes to Consolidated Financial Statements — Continued

Nine Month Periods Ended December 31, 2011 and 2010 (unaudited) and

Year Ended March 31, 2011

Note B – Summary of Significant Accounting Policies (Continued)

Related Party Transactions

Fees pertaining to management services provided by an affiliated company amounted to $762,754 and $725,212 as of the nine months ended December 31, 2011 and 2010, respectively, and $981,091 for the year ended March 31, 2011. These fees are included in other expenses in the accompanying consolidated statements of operations. There are no unpaid management fees as of December 31, 2011 and March 31, 2011. A prepayment of $125,000 is included in prepaid expenses in the consolidated balance sheet at March 31, 2011. The management services provided by the affiliated company include consulting services regarding the business of the Company and improvements to the Company’s financial reporting, accounting and management information systems.

The Company paid a $250,000 transaction fee to an affiliated company related to a loan agreement entered into by the Company with a lender on October 7, 2010. The unamortized cost of this fee is included in other-long term assets in the consolidated balance sheet at December 31, 2011 and March 31, 2011.

Risks and Uncertainties

The Company is subject to the risks common to companies in the automotive industry, including but not limited to cyclical operations, availability of financing, supply and demand for vehicles, the creditworthiness of customers and overall local and regional economic conditions.

Property, Plant and Equipment

The carrying value of property, plant and equipment acquired through the transactions described in Note C, have been recorded at fair value. Property, plant and equipment acquired subsequent to those transactions have been accounted for at cost. Major additions and improvements are capitalized and depreciated; maintenance and repairs are charged to expense as incurred. Upon disposition, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in other income or expense. Property, plant and equipment are reviewed for impairment when events indicate the carrying amount may not be recoverable. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings and improvements	10 - 22 years
Machinery and equipment	3 - 7 years
Computer software and equipment	3 years
Tooling equipment	5 years
Furniture and fixtures	7 years

Depreciation expense amounted to $3,171,395 and $3,013,454 as of the nine months ended December 31, 2011 and 2010, respectively. Depreciation expense amounted to $4,074,436 for the year ended March 31, 2011.

Fluid Routing Solutions, Inc. and Subsidiary

Notes to Consolidated Financial Statements — Continued

Nine Month Periods Ended December 31, 2011 and 2010 (unaudited) and

Year Ended March 31, 2011

Note B – Summary of Significant Accounting Policies (Continued)

Environmental Remediation Liability

The Company recognizes environmental remediation liabilities when it is probable that a liability has been incurred, and the amount of the loss can be reasonably estimated. The liability recognized as of December 31, 2011 amounted to $1,077,408, of which $813,695 is shown as non-current liabilities and $263,713 is included in accrued liabilities as part of current liabilities in the consolidated balance sheet. The liability recognized as of March 31, 2011 amounted to $1,249,843 of which $986,130 is shown as non-current liabilities and $263,713 is included in accrued liabilities as part of current liabilities in the consolidated balance sheet. The liability was developed in consultation with environmental consultants, and has been discounted at a rate of 3.22% and 3.22% at December 31, 2011 and March 31, 2011, respectively, and has not been reduced for any claims for recoveries from third parties. The undiscounted amount of the liability is $1,243,513 and $1,447,662 as of December 31, 2011 and March 31, 2011, respectively.

Vendor Rebates

The Company receives rebates based on inventory purchases from certain vendors. A receivable is recorded for these rebates when the amount of the rebate is reasonably estimable. Rebates received are recorded as a reduction of the cost of products purchased.

Shipping and Handling Costs

The Company recognizes shipping and handling costs as a component of costs of products sold in the consolidated statements of operations.

Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

Income Taxes

Deferred tax assets and liabilities are recognized based on the future tax consequences attributable to temporary differences that exist between the carrying value of assets and liabilities and their respective tax basis, and operating loss and tax credit carryforwards on a taxing jurisdiction basis. Deferred tax assets and liabilities are measured using enacted tax rates that will apply in the years in which the temporary differences are expected to be recovered or paid.

The Company accounts for deferred tax consequences using their best estimate of the likely future tax consequences of events that have been recognized in our financial statements or tax returns and their future probability. In assessing the need for a valuation allowance, both positive and negative evidence related to the likelihood of realization of the deferred tax assets are considered. If, based on the weight of available evidence, it is more likely than not that the deferred tax assets will not be realized, a valuation allowance is recognized.

Fluid Routing Solutions, Inc. and Subsidiary

Notes to Consolidated Financial Statements — Continued

Nine Month Periods Ended December 31, 2011 and 2010 (unaudited) and

Year Ended March 31, 2011

Note B – Summary of Significant Accounting Policies (Continued)

Income Taxes (Continued)

The Company adopted the provisions under ASC Topic 740, Income Taxes, as it pertains to accounting for uncertainty in income taxes on February 27, 2009. The Company did not recognize any contingencies or uncertain tax positions in relation to the adoption. There has been no change in the Company’s uncertain tax positions during the year. It is the Company’s accounting policy to classify interest and penalties relating to unrecognized tax benefits as interest expense and income tax expense, respectively. All federal and state income tax returns filed by the Company remain subject to examination by taxing authorities.

Foreign Currency Translation and Other Accumulated Comprehensive Income

The assets and liabilities of the foreign subsidiary are translated to U.S. dollars using end-of-year exchange rates and any resulting translation adjustments are reported in accumulated other comprehensive income. The statement of operations has been translated using the average exchange rate for the reporting period. The effect on the statements of operations of transaction gains and losses is insignificant for the period presented.

Other Charges

The Company incurred other charges for cost incurred related to employee terminations and wage rate reductions agreed by the United Auto Workers bargained associates for the nine month period ended December 31, 2011 and 2010, as well as the year ended March 31, 2011.

The Company incurred other charges related to certain legal, consulting and professional fees in conjunction with its acquisition and formation for the nine month period ended December 31, 2010.

Note C – Accrued Liabilities

Accrued liabilities consist of the following:

	December 31, 2011	March 31, 2011
	(unaudited)
Accrued warranty	$2,932,511	$2,537,310
Deferred revenue	1,120,707	973,185
Accrued professional fees	257,864	179,440
Accrued operating expenses	421,890	511,508
Current portion – accrued environmental	263,713	263,713
Other	1,296,952	1,401,953

	$6,293,637	$5,867,109

Fluid Routing Solutions, Inc. and Subsidiary

Notes to Consolidated Financial Statements — Continued

Nine Month Periods Ended December 31, 2011 and 2010 (unaudited) and

Year Ended March 31, 2011

Note D – Lines of Credit and Long-Term Debt

On March 27, 2009, the Company entered into the Amended and Restated Senior Secured Promissory Demand Note Agreement (“Note Agreement”) with the Parent, an equity investor in the Company, for a maximum amount of $14,100,000. Interest is accrued on a daily basis at a rate of 15% per annum and all outstanding principal and interest is payable on demand. All accrued and unpaid interest is capitalized and added to the principal amount outstanding. The Note Agreement is collateralized by substantially all assets of FRS. The Note was paid in full on June 7, 2010.

On October 7, 2010, the Company entered into the Loan and Security Agreement (the “Loan Agreement”) with a lender which matures on October 7, 2014. Total borrowings available under this agreement are the lesser of $25,000,000 or a computed “Borrowing Base” as defined within the agreement. Advances under this agreement can bear interest at Bank prime plus 0.5% or LIBOR plus 3% at the Company’s discretion. The LIBOR based rate advances can be made for a period ranging from one to three months and is also at the discretion of the Company. There was $18,803,014 of outstanding borrowings under the available borrowing base of $15,249,855 at December 31, 2011. There was $10,021,756 of outstanding borrowings under the available borrowing base agreement of $23,939,437 at March 31, 2011.

On June 20, 2011, the Company entered into an Amendment to the Loan Agreement which included the following modifications:

•	Amended the maximum loan amount to $31,000,000;

•	Amended to include a $6,000,000 Term Loan with 24 equal monthly installments of $250,000;

•	Amended to include a mandatory prepayment of the Term Loan on or before July 31 of each year equal to 50% of excess cash flow, as defined.

The Term Loan proceeds, along with additional available borrowings under the Loan Agreement, were used to fund a $10,000,000 shareholder distribution. The Term Loan bears interest at Bank prime plus 2.25% or LIBOR plus 4.5% at the Company’s discretion.

On September 15, 2011, the Company entered into an Amended and Restated Loan Agreement which included the following modifications to the Loan Agreement:

•	Amended to repay the Europower Security Agreement in full;

•	Amended to add Europower as a borrower to the Loan Agreement;

•	Amended the maximum loan amount to $31,050,000

•	Amended to include a $550,000 EP Realty Term Loan with 84 equal monthly installments of $6,548.

The EP Realty Term Loan bears interest at Bank prime plus 0.75% or LIBOR plus 3.25% at the Company’s discretion.

On November 7, 2011, the Company entered into the 2nd Amended and Restated Loan Agreement which included the following modifications:

•	Amended the maximum loan amount to $41,536,905;

•

Amended to increase the Term loan $6,000,000 such that the aggregate outstanding balance of the Term Loan is $11,000,000. The increased Term Loan is payable in 22 equal monthly installments of $500,000;

•	Amended to allow for bank syndication.

Fluid Routing Solutions, Inc. and Subsidiary

Notes to Consolidated Financial Statements — Continued

Nine Month Periods Ended December 31, 2011 and 2010 (unaudited) and

Year Ended March 31, 2011

Note D – Lines of Credit and Long-Term Debt (Continued)

The Loan Agreement is secured by substantially all assets of the Company. The loan agreement contains certain financial covenants if excess availability falls below $7,000,000 at any time or for so long as any portion of the Term Loan is outstanding. At December 31, 2011 and March 31, 2011, the Company was in compliance with these financial covenants.

On December 11, 2009, Europower entered into the Credit and Security Agreement (the “Security Agreement”) with a lender which matures on December 11, 2011, except for the Overadvance Term Loan Facility (the “Overadvance Facility”) which matured on December 11, 2010. The Security Agreement consisted of the Accounts Receivable Revolving Facility, Inventory Revolving Advance, Real Estate Term Loan Advance (the “Term Loan”) and the Overadvance Facility. The Accounts Receivable Revolving Facility is based on the value of Europower’s accounts receivable which incurs interest at LIBOR plus 3.25% or 3.51% as of March 31, 2011. The outstanding balance of the Accounts Receivable Revolving Facility as of March 31, 2011 was $1,313,455. The unused portion of the Accounts Receivable Revolving Facility as of March 31, 2011 was $292,626. The Inventory Revolving Advance is based on the value of Europower’s inventories and incurs interest at LIBOR plus 3% or 3.76% as of March 31, 2011. The outstanding balance of the Inventory Revolving Facility as of March 31, 2011 was $1,170,114. The unused portion of the Inventory Revolving Facility as of March 31, 2011 was $0. The Term Loan is based on the value of the real property owned by Europower and incurs interest at LIBOR plus 3.5% or 3.73% as of March 31, 2011 and had an outstanding balance of $550,937 as of March 31, 2011. The loan was paid in full on September 15, 2011.

The following table summarizes the maturities of the lines of credit and long-term debt:

Year Ending March 31,
2012	$3,034,506
2013	—
2014	10,021,756

$13,056,262

Note E – Savings and Retirement Plan

The Company maintains an employee savings and retirement plan for its domestic operations which are funded by employee wage deferrals in accordance with Section 401(k) of the Internal Revenue Code. The plan is available to all eligible employees. The Company makes matching contributions to non-bargained associates at the discretion of the Board of Directors of 100% of the first 2% of employee contributions and 50% of the next 10% of employee contributions. The Company incurred $177,241 and $25,878 of contribution expense as of the nine months ended December 31, 2011 and 2010, respectively, and $351,434 for the year ended March 31, 2011. United Auto Workers bargained associates receive contributions of 2.5% of the gross wages in accordance with the collective bargaining agreement. Effective January 1, 2011, collective bargained associates were no longer eligible for mandatory employer contributions. The Company incurred contribution expense related to this collective bargaining benefit of $191,943 for the nine months ended December 31,2010, and $295,690 for the year ended March 31, 2011.

Fluid Routing Solutions, Inc. and Subsidiary

Notes to Consolidated Financial Statements — Continued

Nine Month Periods Ended December 31, 2011 and 2010 (unaudited) and

Year Ended March 31, 2011

Note F – Operating Leases

The Company leases its corporate headquarters in Southfield, MI, warehouses in Big Rapids, MI as well as various office equipment and machinery at various company locations under noncancelable operating lease agreements. The Company’s total expense charged to operations for all operating leases and rentals was $515,073 and $531,463 for the nine months ended December 31, 2011 and 2010, respectively, and $469,622 for the year ended March 31, 2011.

Future minimum operating lease and facility rent payments for the years ending March 31, are as follows:

2012	$322,460
2013	273,253
2014	201,775
2015	83,404
2016	26,546

$907,438

Note G – Income Taxes

The components of income tax (benefit) provisions are as follows:

	Nine Months Ended December 31, 2011	Nine Months Ended December 31, 2010	Year Ended March 31, 2011
	(unaudited)	(unaudited)
Current:
U.S. Federal	$4,075,053	$2,876,067	$3,731,515
State	793,862	271,172	557,745

	$4,868,915	$3,147,239	$4,289,260

Deferred:
U.S. Federal	$(895,502)	$—	$(1,215,002)
State	(334,786)	—	(183,131)

	$(1,230,288)	$—	$(1,398,133)

Fluid Routing Solutions, Inc. and Subsidiary

Notes to Consolidated Financial Statements — Continued

Nine Month Periods Ended December 31, 2011 and 2010 (unaudited) and

Year Ended March 31, 2011

Note G – Income Taxes (Continued)

The Company’s deferred tax assets and liabilities consist of the following as of:

	December 31, 2011	March 31, 2011
	(unaudited)
Deferred tax assets:
Environmental liability	$398,673	$478,065
Compensation and employee benefits	—	6,966
Inventory reserves	406,340	378,668
Warranty reserves	1,084,008	942,137
Others	313,384	327,785

	$2,202,405	$2,133,621

Deferred tax liabilities:
Plant, property and equipment	$7,886,130	$8,951,490
Inventory	972,949	1,025,084

	$8,859,079	$9,976,574

Note H – Contingencies

The Company accrues contingent liabilities when it is probable that future costs will be incurred and such costs can be reasonably estimated. Such accruals are based on developments to date, the Company’s estimates of the outcome of these matters, and its experience in contesting, litigating and settling other matters. The Company does not consider that the potential outcome of these matters would have a material impact on the consolidated financial statements at December 31, 2011.

Note I – Stock Options

Holding adopted the 2009 Stock Option Plan (the “Plan”). The Plan allows Holding to grant stock options to employees, outside directors and consultants to purchase up to an aggregate of 100,000 non-voting common shares. Certain options provide for accelerated vesting if there is a change in control (as defined in the Plan).

The fair value of stock options granted was estimated at the date of grant using the Black-Scholes option—pricing model. The Company used the following assumptions for the options issued:

Weighted average fair value of grants	$13.23
Risk-free interest rate	2.49%
Dividend yield	—
Expected life	6.5 years
Expected volatility	50%

Fluid Routing Solutions, Inc. and Subsidiary

Notes to Consolidated Financial Statements — Continued

Nine Month Periods Ended December 31, 2011 and 2010 (unaudited) and

Year Ended March 31, 2011

Note I – Stock Options (Continued)

A summary of the stock option activity and related information:

	Shares	Weighted Average Exercise Price
Outstanding at March 31, 2010	85,000	$13.23
Granted	—
Exercised	—
Expired/forfeited	—
Outstanding at March 31, 2011	85,000	$13.23
Granted	—
Exercised	—
Expired/forfeited	—

Outstanding at December 31, 2011	85,000	$13.23

	December 31, 2011	March 31, 2011
	(unaudited)
Options exercisable	—	—
Weighted average exercise price of options exercisable	$—	$—
Options available for grant	15,000	15,000
Weighted average remaining contractual life	2.22	2.97

The Company recognized compensation expense of approximately $86,133 and $86,133 for the nine months ended December 31, 2011 and 2010, respectively, and $114,844 for the year ended March 31, 2011. As of December 31, 2011 and March 31, 2011, there was approximately $258,400 and $344,533 of unrecognized compensation cost related to nonvested options granted under the Plan. The cost is expected to be recognized over a weighted-average period of 2.22 as of December 31, 2011 and 2.97 years as of March 31, 2011.